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                                                                    Exhibit 99.2

                            FIRST ESSEX BANCORP, INC.
                                 71 Main Street
                          Andover, Massachusetts 01810

                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                             ___________, ___, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of First Essex Bancorp, Inc. ("First Essex"), hereby appoints Leonard A. Wilson, Brian W. Thompson and William F. Burke and each of them, as Proxies of the undersigned, each with the full power to appoint his substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of First Essex common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at _________________________, Massachusetts, on _________ __, 2003, at [_____], Eastern Time, or any adjournment or postponement thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         Shares of First Essex common stock will be voted as specified. Unless otherwise specified, this proxy will be voted "FOR" the proposal to approve the merger agreement among First Essex, Sovereign Bancorp, Inc. and Sovereign Merger Sub, Inc. dated as of June 12, 2003 and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the proxy will be voted in accordance with the judgment of the persons appointed as proxies.

         A shareholder wishing to vote in accordance with the board of directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxies unless this proxy card is signed and returned.

         IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.


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         PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

First Essex Bancorp, Inc.                                   I plan to attend the
71 Main Street                                              meeting
Andover, Massachusetts 01810                                         [ ]

1. Proposal to approve the Agreement and Plan of Merger dated as of June 12, 2003 among First Essex Bancorp, Inc. Sovereign Bancorp, Inc. and Sovereign Merger Sub, Inc. and the transactions contemplated by the Agreement.

                    FOR                 AGAINST             ABSTAIN
                    [ ]                   [ ]                 [ ]

2. Proposal to adjourn the special meeting to a letter date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the transactions contemplated by the Agreement.

                    FOR                 AGAINST             ABSTAIN
                    [ ]                   [ ]                 [ ]

3. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournments thereof.

         The board of directors of First Essex recommends a vote "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. Such votes are hereby solicited by the board of directors.

                            Dated:
                                  ----------------------------------------------

                            Signature:
                                      ------------------------------------------

                            Signature:
                                      ------------------------------------------
                                              (print name)

                            IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                            NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.


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